Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, made and entered into as of the [●] day of [month], [year] (“Agreement”), by and between GRIFFON CORPORATION, a Delaware corporation (the “Corporation”, which term shall include any one or more of its subsidiaries where appropriate), and [director/officer] (“Indemnitee”):

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or as officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations; and

WHEREAS, the statutes and judicial duties regarding the duties of officers and directors are often difficult to apply, ambiguous or conflicting and therefore fail to provide such directors and officers with adequate and reliable knowledge of legal risks to which they are exposed or information regarding the proper cause of action to take; and

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, the Corporation believes it is unfair for the directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer acted in good faith; and

WHEREAS, Section 145 of the General Corporation Law of Delaware (“Section 145”) under which the Corporation is organized, empowers the Corporation to indemnify its officers and directors by agreement and expressly provides that the indemnification provided by Section 145 is not exclusive; and

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-Laws and Certificate of Incorporation of the Corporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1. DEFINITIONS FOR PURPOSES OF THIS AGREEMENT:

(a)                “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than two-thirds of the Board of Directors thereafter; (iii) during any period of twenty-four (24) consecutive months, not including any period prior to the date hereof, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least two-thirds of the Board of Directors; or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

(b)               “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Corporation, any of its direct or indirect subsidiaries (including a person acting in such capacity prior to such entity becoming a direct or indirect subsidiary of the Corporation), or any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(c)                “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)               “Expenses” includes all direct and indirect costs, fees and expenses of any type or nature whatsoever (including, without limitation, all attorneys’ fees, experts’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with either investigating, defending, being a witness in or participating in (including during discovery and on appeal), or appealing, a Proceeding, or preparing to do any of the foregoing, or prosecuting an action or proceeding, or preparing to prosecute an action or proceeding, including appeals, to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, Section 145 or otherwise. Expenses as defined herein, shall not include amounts paid in settlement by or on behalf of the Indemnitee, nor any judgments, fines or penalties actually levied against the Indemnitee, but shall include, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(e)                “Independent Counsel” means any law firm or member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation, its subsidiaries or affiliates, or Indemnitee in any matter material to such parties, or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee’s act or failure to act occurred. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to indemnify such counsel fully against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)                “Potential Change in Control” shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) a person (including the Corporation) publicly announces a intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation’s then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points or more over the percentage so owned by such person, unless such acquisition was approved in advance by the Board; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g)               “Proceeding” includes any threatened, pending or completed inquiry, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened, or completed proceeding, whether civil, criminal, administrative or investigative and whether or not based upon events occurring or actions taken before the date hereof, or any inquiry or investigation that could lead to, and any appeal related to, any such action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding.

(h)               References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the

Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

2.	SERVICES BY INDEMNITEE.

Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Corporation or the By-Laws of any subsidiary of the Corporation or until such time as he tenders his resignation in writing. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee’s position with the Corporation beyond any period otherwise applicable, nor to create any right to continued employment of the Indemnitee in any capacity.

3.	GENERAL.

Subject to Section 15 of this Agreement the Corporation shall indemnify, and shall advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, in connection with any Proceeding as to which Indemnitee is, was or is threatened to be made a party (or is a witness or otherwise participates) by reason of his Corporate Status.

4.	PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 4, Indemnitee shall be indemnified against Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with any such Expenses, judgments, fines, penalties and amounts paid in settlement) incurred by the Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

5.	PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Indemnitee shall be entitled to the rights of indemnification provided in this Section 5, if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if such indemnification is not permitted by the laws of the State of Delaware or other applicable law; provided, however, that if permitted by applicable law indemnification against Expenses nevertheless shall be made by the Corporation in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine despite the adjudication of liability.

6.	INDEMNIFICATION FOR EXPENSES.

(a)                EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, but without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The provisions of this Section apply notwithstanding any other provision of this Agreement to the contrary, provided in no event shall Indemnitee be entitled to indemnification under this Section 6(a) with respect to a claim, issue or matter to the extent applicable law prohibits such indemnification.

(b)               EXPENSES OF A WITNESS OR NON-PARTY. To the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not a party in the Proceeding, the Corporation shall indemnify him against all Expenses incurred by him or on his behalf in connection therewith.

7.	ADVANCE OF EXPENSES.

The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee was or is a party (or is a witness or otherwise participates) by reason of his Corporate Status, whether brought by or in the right of the Corporation within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall evidence or reflect the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is determined ultimately that Indemnitee is not entitled to be indemnified against such Expenses. Any required reimbursement of Expenses by Indemnitee shall be made by Indemnitee to the Corporation within 30 days following a final decision by a court of competent jurisdiction that Indemnitee would not be entitled to indemnification. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free.

8.	PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the General Corporation Law of Delaware and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                                  To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Promptly upon receipt of such a request for indemnification, the Secretary of the Corporation shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)               Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case as follows: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (iii) if applicable, as provided in Section 9(b) of this Agreement. The Corporation will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including, if a determination is made that Indemnitee is not entitled to indemnification, a description of any reason or basis for which indemnification has been denied. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (regardless of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)                In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement, then, (i) if no Change of Control shall have occurred, the Independent Counsel shall be selected by a majority vote of Disinterested Directors, or if there are no Disinterested Directors then by a majority vote of the

Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected; (ii) if a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, (i) such notice selecting Independent counsel sent by the Indemnitee or the Corporation, as the case may be (the “Selecting Party”) to the Corporation or the Indemnitee, as the case may be (the “Other Party”), shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in this Agreement and that such counsel agrees to serve in such capacity and (ii) the Other Party may, within 7 days after such written notice of selection shall have been given by the Selecting Party, deliver to the Selecting Party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof in which determination of entitlement to such indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement, no Independent Counsel shall have been selected (or has been selected and objected to), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Other Party to the Selecting Party’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of his responsibilities pursuant to Section 8(b) hereof, and the Corporation shall pay all reasonable fees and Expenses incident to the implementation of the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

9.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)                                  If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by any person, persons or entity. No determination by the Corporation (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or advance payment of Expenses by the Corporation or create a presumption that Indemnitee has not met any applicable standard of conduct.

(b)                                 If within 30 days after receipt by the Corporation of the request for indemnification, the Board of Directors shall not have made a determination under Section 8(b)(i) or 8(b)(ii)(A) with regard thereto, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of the Indemnitee who then shall be entitled to such indemnification; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Board of Directors in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this Section 9(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b)(i) or 8(b)(ii)(B) of this Agreement.

(c)                For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant, legal counsel or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d)               The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.	Notice and DEFENSE of proceeding or claim.

(a)                Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Corporation shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Corporation shall have been materially prejudiced as a direct result of such failure. The Corporation shall promptly notify Indemnitee in writing as to the pendency of any Proceeding that the Corporation reasonably expects may involve a claim against

Indemnitee for which Indemnitee is entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of the Corporation to so notify Indemnitee shall not adversely affect the Corporation’s rights under this Agreement except to the extent the Indemnitee shall have been materially prejudiced as a direct result of such failure.

(b)               In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in such Proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized in writing by the Corporation, (B) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, the Expenses of the Indemnitee’s counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) shall be at the expense of the Corporation.

11.	ESTABLISHMENT OF A TRUST.

(a)                                  In the event of a Potential Change in Control, the Corporation, upon written request by the Indemnitee, shall create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses which at the time of each such request it is reasonably anticipated will be incurred in connection with a Proceeding for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 hereof, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 hereof from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the party who would be required to make the determination of the Indemnitee’s right to indemnification under Section 8(b) hereof (the “Reviewing Party”). The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Corporation under Section 7 hereof), (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be an institutional trustee with a highly regarded reputation chosen by the Indemnitee. Nothing in this Section 11 shall relieve the Corporation of any of its obligations under this Agreement.

(b)                                 Nothing contained in this Section 11 shall prevent the Board of Directors of the Corporation in its discretion at any time and from time to time, upon request of the Indemnitee, from providing security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable line of credit, funded trust as described in Section 11(a) above, or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.	REMEDIES OF INDEMNITEE.

(a)                                  In the event that any one or more of the following events shall have occurred: (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) Expenses are not advanced timely in accordance with Section 7 of this Agreement; (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section 6 of this Agreement within ten days after receipt by the Corporation of a written request therefor; (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9(b) of this Agreement; and/or (vi) the Corporation fails to comply with its obligations under Section 11(a) of this Agreement with regard to the establishment or funding of a trust for Expenses, the Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification, advancement of Expenses or the establishment and funding of the trust in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 Whenever a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, the judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any judicial proceeding or arbitration commenced pursuant to this Section 12.

(c)                If a determination shall have been made or deemed to have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12 absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)               The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e)                In the event that Indemnitee, pursuant to this Section 12 seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually incurred by him in connection with obtaining such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

13.	NON-EXCLUSIVITY; DURATION OF AGREEMENT; INSURANCE; SUBROGATION.

(a)                                  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s certificate of incorporation or By-Laws, governing documents or corporate formation documents of any direct or indirect subsidiaries of the Corporation or any other entity as may be applicable, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment or alteration of the Corporation’s certificate of incorporation or By-Laws or any provision thereof shall adversely affect Indemnitee’s rights hereunder. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Corporation’s Certificate of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves as director, officer, employee or agent of the Corporation, any of its direct or indirect subsidiaries, or any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise which Indemnitee is or was serving at the request of the Corporation, and thereafter shall survive so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of

Indemnitee and his heirs, executors and administrators. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(b) (i)	To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies. The Corporation shall take all necessary or appropriate action to cause such insurers to pay on behalf of the Indemnitee all amounts payable as a result of the commencement of a proceeding in accordance with the terms of such policy.
(ii)	For a period of six years after the date the Indemnitee shall have ceased to serve as an officer or director of the Corporation, the Corporation will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Corporation then provides to the current officers and directors.

(c)                                  [Except as provided in Section 13(f),]* In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(d)                                [Except as provided in Section 13(f),]* The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

(e)                                  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding without the Corporation’s prior written consent. The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

[(f)                                  The Corporation hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Goldman, Sachs & Co. and/or certain of its affiliates (collectively, the “Sponsor Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Charter or the Bylaws (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 13(f).]*

14.	SEVERABILITY.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any

*	To be included in indemnification agreement(s) between the Corporation and the Sponsor Indemnitors’ designee(s).

Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15.	EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES.

Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement (a) with respect to any Proceeding, or any claim herein, brought or made by him against the Corporation or its directors, officers, employees or other indemnitees (other than any claims to enforce Indemnitee’s rights under this Agreement) unless (i) the Board of Directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such proceeding arises in connection with any counterclaim that the Corporation or its directors, officers, employees or other indemnitees assert against Indemnitee or any affirmative defense that the Corporation or its directors, officers, employees or other indemnitees raise, which, by any doctrine of issue or claim preclusion, could result in liability to Indemnitee, or (iii) the Corporation provides the indemnification or advancement of expenses, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (b) for the disgorgement of profits arising from the purchase and sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Act, as amended, or similar provisions of state statutory law or common law, (c) the payment to the Corporation of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, or (d) if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

16.	HEADINGS.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

17.	MODIFICATION AND WAIVER.

This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.	ENFORCEMENT.

The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

19.	NOTICES.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand to the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid.

(a)	If to Indemnitee, to: [name] [address]
(b)	If to the Corporation, to: Griffon Corporation 712 Fifth Ave, 18th Floor New York, New York 10019

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

20.	GOVERNING LAW; VENUE.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12 of this Agreement, any “action or proceeding” (as such term is defined below) arising out of or relating to this Agreement shall be filed in and litigated solely before the Court of Chancery located in the State of Delaware and each party to this Agreement: (a) generally and unconditionally accepts the exclusive jurisdiction of the aforesaid courts and venue therein, and waives to the fullest extent provided by law any defense or objection to such jurisdiction and venue based upon the doctrine of “forum non conveniens”; and (b) generally and unconditionally consents to service of process in any such action or proceeding by delivery of certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement. For purposes of this Section 20, the term “action or proceeding” is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

21.	ENTIRE AGREEMENT.

This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements between the parties hereto with respect to the matters covered hereby, including negotiations relating to, and prior drafts of, this Agreement, are expressly superseded by this Agreement. The provisions of the prior sentence of this Section 21 is not intended to effect the continued applicability of the first sentence of Section 13 hereof.

22.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. Signatures signed and delivered by fax or email will be considered original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:

GRIFFON CORPORATION

By:______________________________

INDEMNITEE:

By:______________________________